                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                   MAY 3, 2001
                                (Date of earliest
                                 event reported)


                               EXELON CORPORATION
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                    1-16169                            23-2990190
(State or other                  (SEC                            (IRS Employer
jurisdiction of               file number)                       Identification
incorporation)                                                        Number)


                      37TH FLOOR, 10 SOUTH DEARBORN STREET
                             POST OFFICE BOX A-3005
                          CHICAGO, ILLINOIS 60690-3005
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (312) 394-4321

ITEM 5.   OTHER EVENTS

     On May 3, 2001, Exelon Corporation (the "Company") announced that it agreed to sell $500 million of 6 3/4% Senior Notes due 2011 (the "Senior Notes"). The Senior Notes bear interest at 6 3/4% per annum, mature on May 1, 2011 and are redeemable at the option of the Company at any time at par and a make-whole premium, with accrued interest to the redemption date.

     The net proceeds of the Senior Notes will be used by the Company to partially refinance a term loan due October 12, 2001. In October 2000, the Company obtained a $1.25 billion term loan to finance the cash consideration paid to former holders of Unicom Corporation common stock in connection with the merger of Unicom Corporation and PECO Energy Company and to finance the purchase of the Company's 49.9% interest in Sithe Energies in December 2000.

     The Senior Notes were offered pursuant to the Company's existing shelf registration of up to $1.5 billion of debt securities. Certain financial information set forth below not previously included in the Company's reports under the Securities Exchange Act of 1934 was included in the Prospectus, dated May 1, 2001, or the Prospectus Supplement, dated May 3, 2001, relating to the Senior Notes.

                                 CAPITALIZATION

     The following table shows Exelon's short-term debt and capitalization
(1) on a consolidated basis and (2) on a consolidated basis as adjusted to reflect the offering of the Senior Notes and the use of the proceeds from the offering. This table should be read in conjunction with the consolidated financial statements and related notes of Exelon for the year ended December 31, 2000.

                                                          AS OF DECEMBER 31, 2000
                                                        ---------------------------
                                                                      AS ADJUSTED
                                                         ACTUAL     FOR OFFERING(a)
                                                        ---------   ---------------
                                                              ($ IN MILLIONS)
Short-term debt(b)....................................   $ 2,281        $ 1,785

Capitalization:
  Long-term debt:
    Transition bonds(c)...............................   $ 6,982        $ 6,982
    Other long-term debt..............................     5,976          6,476
  Preferred securities of subsidiaries................       630            630
  Shareholders' equity................................     7,215          7,215
                                                         -------        -------
      Total capitalization............................   $20,803        $21,303
                                                         =======        =======

--------------

(a) Reflects payment of $496 million of short-term indebtedness from the proceeds of the offering.

(b) Includes current maturities of long-term debt of $908 million, of which $467 million are transition bonds.

(c) Transition bonds represent transition notes and bonds issued by subsidiaries of ComEd and PECO to securitize portions of their respective stranded cost recovery. Includes unamortized discount of $109 million.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following financial information about Exelon is only a summary. Exelon acquired Unicom on October 20, 2000 in a business combination accounted for under the purchase method of accounting. The results of Unicom are included in Exelon's financial results since the acquisition date. This table should be read in conjunction with the historical consolidated financial statements of Exelon and the related notes.

                                                                       YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------
                                                                1998             1999             2000
                                                              --------         --------         --------
                                                                           ($ IN MILLIONS)
INCOME STATEMENT DATA
  Operating revenues........................................   $5,325           $5,478           $7,499
  Operating income..........................................    1,268            1,373            1,527
  Net income................................................      500              570              586

CASH FLOW DATA
  EBITDA(a).................................................   $2,033           $1,731           $2,134
  Cash interest paid(b).....................................      385              350              519
  Capital expenditures......................................      415              491              752
  Cash flow from operations.................................    1,486              883            1,096

                                                                 AS OF DECEMBER 31,
                                                              -------------------------
                                                                1999             2000
                                                              --------         --------
                                                                   ($ IN MILLIONS)
BALANCE SHEET DATA
  Property, plant and equipment, net........................  $ 5,004          $12,936
  Total assets..............................................   13,087           34,597
  Long-term debt(c).........................................    5,969           12,958
  Preferred securities of subsidiaries......................      321              630
  Shareholders' equity......................................    1,773            7,215

--------------

(a) EBITDA is defined as operating income plus depreciation and amortization as reported in the consolidated statements of cash flows. EBITDA is not a measure of performance under generally accepted accounting principles
     (GAAP). While EBITDA should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a measure in evaluating companies.

(b) Includes cash interest paid of none, $107 million and $307 million in connection with transition bonds for 1998, 1999 and 2000, respectively.

(c) Excludes current maturities of $128 million and $908 million in 1999 and 2000, respectively.

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     Presented below are selected unaudited pro forma combined financial information for the years ended December 31, 1999 and December 31, 2000. The selected pro forma financial information gives effect to the merger as if it had occurred at the beginning of the periods presented. Merger-related costs of $367 million ($220 million, net of income taxes) have been excluded from the pro forma information below. The pro forma information also gives effect to the December 1999 sale by ComEd of its fossil generating assets as if it had occurred at the beginning of 1999.

     This information does not purport to represent what the results of operations of Exelon would actually have been had the merger occurred at January 1, 1999 or January 1, 2000 or to project Exelon's results of operations for any future period or date. The data set forth below should be read together with the historical financial statements and notes of Exelon.

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                1999             2000
                                                              --------         --------
                                                                   ($ IN MILLIONS)
INCOME STATEMENT DATA
  Operating revenues........................................  $12,225          $13,508
  Operating income..........................................    3,086            2,987
  Net income................................................    1,156            1,216

CASH FLOW DATA
  EBITDA(a).................................................  $ 4,180          $ 4,554
  Cash interest paid........................................      948              947
  Capital expenditures......................................    1,948            1,923
  Cash flow from operations.................................    2,243            1,278

--------------

(a) EBITDA is defined as operating income plus depreciation and amortization as reported in the consolidated statements of cash flows. EBITDA is not a measure of performance under GAAP. While EBITDA should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a measure in evaluating companies.

     The selected unaudited financial information presented below represents Exelon's actual results for the quarter ended March 31, 2000; the pro forma results for the quarter ended March 31, 2000, assuming the merger with Unicom occurred on January 1, 2000; and the actual results for the quarter ended March 31, 2001.

                                                       THREE MONTH PERIOD ENDED
                                                               MARCH 31,
                                                    -------------------------------
                                                            2000
                                                    --------------------     2001
                                                     ACTUAL    PRO FORMA    ACTUAL
                                                    --------   ---------   --------
                                                            ($ IN MILLIONS)
INCOME STATEMENT DATA
  Revenues........................................   $1,353     $2,987      $3,823
  Earnings before interest and income taxes.......      365        725         941
  Net income......................................      191        344         399

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the historical ratio of earnings to fixed charges for each of the periods indicated.

                      YEARS ENDED DECEMBER 31,
--------------------------------------------------------------------
1996          1997            1998            1999            2000
----        --------        --------        --------        --------
3.29          2.71            3.60            3.39*           2.57*

----------
*Corrected amount.

     The ratios of earnings to fixed charges represent, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income plus fixed charges and taxes based on our income. Fixed charges consist of interest on funded indebtedness, other interest, amortization of net gain on reacquired debt and net discount on debt and the interest portion of all rentals charged to income. For the purposes of calculating these ratios, income from continuing operations (1) for 2000 does not include the extraordinary charge against income of $6 million ($4 million net of income taxes) or the cumulative effect of a change in accounting principle which increased income $40 million ($24 million net of income taxes), (2) for 1999 does not include the extraordinary charge against income of $62 million ($37 million net of income taxes), (3) for 1998 does not include the extraordinary charge against income of $33 million ($20 million net of income taxes) and (4) for 1997 does not include the extraordinary charge against income of $3.1 billion ($1.8 billion net of income taxes). The ratio of earnings to fixed charges reflects operations of Unicom Corporation (the former parent of ComEd) since October 20, 2000, the date of the merger.

     The following table sets forth the pro forma ratio of earnings to fixed charges for each of the periods indicated. The pro forma ratios give effect to the merger with Unicom Corporation as if it occurred on January 1, 1999 and 2000, respectively.

      YEARS ENDED
     DECEMBER 31,
-----------------------
1999             2000
----           --------
2.99             2.93

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          1-1       Purchase Agreement, dated as of May 3, 2001, between the
                    Company and the purchasers named therein
          4-1       Officer's Certificate, dated as of May 8, 2001, setting
                    forth the terms of the Senior Notes
          4-2       Form of global certificate, representing the Senior Notes
          12-1      Computation of Ratios of Earnings to Fixed Charges

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EXELON CORPORATION

                                        /s/ J. Barry Mitchell
                                        -----------------------------------
                                        J. Barry Mitchell
                                        Vice President and Treasurer

May 7, 2001